As filed with the Securities and Exchange Commission on December 22, 2025

Registration Statement No. 333-251260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPLITECH GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-4566352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

155 Plant Avenue

Hauppauge, NY 11788

(631) 521-7831

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel B. Eng

Deborah K. Seo

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, Suite 3000

San Francisco, CA 94105

Phone: (415) 362-3580

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Registration Statement on Form S-3 (File No. 333-251260) previously filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2022 by the Registrant and declared effective by the SEC on July 22, 2022 (the “Registration Statement”) is being filed pursuant to the undertakings in the Registration Statement and for the sole purpose of updating the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), in respect of the continuous offering pursuant to Rule 415 of up to 1,366,442 Warrant Shares previously registered on the Registration Statement.

The Registration Statement registered on a continuous basis 1,366,442 shares of common stock underlying the Warrants that were initially registered on Registration Statement on Form S-1 in connection with our public offering, which closed on February 19, 2021 (the “Warrant Shares”), and also converted the Registration Statement on Form S-1 into a registration statement on Form S-3. As of the date of this Post-Effective Amendment No. 2, there are 1,366,442 Warrants outstanding. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time the Registration Statement was originally filed.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Subject to completion, dated December 22, 2025

1,366,442 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to an aggregate of 1,366,442 shares of our common stock, par value $0.001 per share, which, as of the date of this prospectus, are issuable upon exercise of 1,366,442 warrants (“Warrants”) originally issued as part of the units sold in our public offering, which closed on February 19, 2021 (the “Offering”).

As of the date of this prospectus, the Warrants have an exercise price of $7.00 per share of common stock and will expire five (5) years after their original issuance, or on February 19, 2026. If the Warrants are exercised, we will receive the proceeds from such exercise.

Our common stock and Warrants are listed on the Nasdaq Capital Market and trade under the symbols “AMPG” and “AMPGW” respectively. The last reported sale price of our Common Stock and Warrants on the Nasdaq Capital Market on December 19, 2025, was $3.07 per share and $0.16, respectively. We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

As of December 19 2025, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $21,411,000 which is calculated based on 20,683,095 shares of outstanding common stock, of which 17,646,831 shares are held by non-affiliates, and a per share price of $3.64, which was the closing price of our common stock on October 29, 2025, which is the highest closing sale price of our common stock on Nasdaq Capital Market within the prior sixty (60) days of the filing a posted effective amendment to a registration statement of which this prospectus is a part. During the prior twelve calendar month period that ends on and includes the date hereof, the Company sold an aggregate of $5,800,100 shares of common stock pursuant to General Instruction I.B.6 to Form S-3.

Our business and an investment in our common stock involve a high degree of risk. Before making any investment in our common stock, you should read and carefully consider risks described in the “Risk Factors” section on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _________.

Unless otherwise stated or the context otherwise requires, the terms “AmpliTech” “we,” “us,” “our” and the “Company” refer to AmpliTech Group, Inc., a Nevada corporation, and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities in this offering. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information under the heading “Risk Factors.”

Overview

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions, Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center (“AGMDC”) and AmpliTech Group True G Speed Services (“AGTGSS”).

AmpliTech, Inc. designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

On December 15, 2021, we acquired substantially all of the assets of Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquartered in San Jose, CA.

In 2021, the Company opened AGMDC, a monolithic microwave integrated circuits (“MMIC”) chip design center, in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

In August 2022, we formed our AGTGSS division to enable “true G speeds” to the industry. AGTGSS’ main function will be to plan and configure 5G radio systems and make them O-RAN compliant. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

On March 26, 2025, we entered into an asset purchase agreement, Titan Crest, LLC, a Delaware limited liability company (“Titan”), and its affiliate, to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products).

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

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The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products, cryogenic amplifiers and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Our Corporate History and Structure

AmpliTech Group Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling shareholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation, a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

On February 17, 2021, AmpliTech Group Inc.’s common stock and warrants commenced trading on NASDAQ under the symbols “AMPG” and “AMPGW,” respectively. A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021, as of 12:01 a.m., Eastern Time. All share amounts have been retroactively re-stated to reflect the reverse split.

On November 19, 2021, AmpliTech Group, Inc. entered into an Asset Purchase Agreement with SSM, pursuant to which AmpliTech would acquire substantially all of the assets of SSM. SSM, located in Silicon Valley (San Jose, CA), was a global authorized distributor of IC packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements. The acquisition was completed on December 15, 2021.

In 2021, the Company opened a MMIC chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs. AGMDC designs, develops and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to a wider base of customers requiring high technology in smaller packages.

In August 2022, our AGTGSS division was founded to serve and provide complete system integration and ORAN compliant O-RU’s (Radio Units) for telcos, enabling the industry to access ‘True 5G Speeds’. AGTGSS provides Managed Services, Cyber Security, Cloud Services, Data Sciences and Telco Cloud Services. AGTGSS will also be providing full installation of Private 5G Networks (P5G) which includes the deployment of AmpliTech Group developed radio units. AGTGSS will implement AmpliTech’s low noise amplifier devices in these systems to promote greater coverage, longer range and faster speeds.

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On March 26, 2025, we entered into an asset purchase agreement, as amended by that certain amendment dated April 15, 2025, with Titan, and its affiliate (as amended, the “Titan APA”) to purchase certain assets including intellectual property used in developing, manufacturing, marketing and selling products that use radio frequency technology (“5G ORAN radio products). The aggregate purchase price for the assets is $8,000,000, which consists of $4,000,000 in cash and $4,000,000 in restricted shares of common stock of which the first $3,500,000 in cash was paid and $1,500,000 in restricted common stock was issued on April 24, 2025. The remaining $500,000 in cash to be paid and $2,500,000 in shares of restricted common stock will be issued to Titan upon the transfer of the 5G ORAN radio products’ technology and intellectual property rights by Titan to the Company. The second milestone is expected to be achieved towards the end of the year 2025.

Recent Developments

Amendment to Amended and Restated 2020 Equity Incentive Plan

On October 1, 2025, the Company’s Board unanimously approved, an Amendment to the Amended and Restated 2020 Equity Incentive Plan (“Amended and Restated Plan”) to increase the number of shares subject to the Amended and Restated Plan by an additional 2,800,000. On December 10, 2025 at the 2025 Annual Meeting of Stockholders, such Amendment was approved by the stockholders. As of December 19, 2025, the total number of awards subject to the Amended and Restated Plan and available for issuance is 3,473,392.

On October 30, 2025, the Company entered into a dealer manager agreement with Moody Capital Solutions, Inc. (the “Dealer-Manager”) in connection with a rights offering (the “Rights Offering”) pursuant to which the Company will distribute to the holders of record of its common stock, $0.001 par value (“Common Stock”) and certain eligible warrantholders who have contractual rights to participate in the Rights Offering, at no charge, two transferable unit subscription rights (the “Unit Subscription Rights”) for each share of the Company’s Common Stock beneficially owned or subject to eligible warrants as of November 10, 2025. Each Unit Subscription Right entitles the registered holder to purchase a Unit at $4.00 with each Unit consisting of one share of Common Stock, one Series A Right to purchase one share of Common Stock at an exercise price of $5.00 (the “Series A Right”) and one Series B Right to purchase one share of Common Stock at an exercise price of $6.00 (the Series B Right, and together with the Series A Right, the “Series Rights”), subject to the maximum Unit issuance limitation of 8,000,000 in the aggregate and potential pro-rata adjustments. Record Holders who fully exercise their Unit Subscription Rights will be entitled to subscribe, subject to certain limitations and subject to potential pro-rata adjustment, for additional Units covered by any unexercised Unit Subscription Rights. Each Unit will consist of one share of Common Stock, one series A right to purchase one share of Common Stock for $5.00 (a “Series A Right”) and one series B right to purchase one share of Common Stock for $6.00 (a “Series B Right” and, collectively with the Series A Right, the “Series Rights”). The Common Stock and the Series Rights comprising the Units may only be purchased as a Unit but will be issued separately. The initial expiration date to exercise the unit subscription right was extended from December 10, 2025 to January 9, 2026. The Series A Rights and Series B Rights may be exercised commencing on their date of issuance and continuing until their expiration dates, respectively, July 18, 2026 and November 20, 2026.

Rights Offering

We have agreed to pay the Dealer-Manager a cash fee equal to 7.0% of the proceeds of the Rights Offering from the exercise of the Unit Subscription Rights and the Series Rights; provided however, if the aggregate subscription proceeds equal more than $10 million but less than $20 million, we have agreed to pay the Dealer-Manager a cash fee equal to 6.0%; provided further, if the aggregate subscription proceeds equal less than $10 million, we have agreed to pay the Dealer-Manager a cash fee equal to 5.0%. We also paid the Dealer-Manager an out-of-pocket accountable expense allowance of $35,000.

In connection with the Rights Offering, the Company entered into a Subscription Agent and Rights Agent Agreement, dated October 30, 2025, with VStock Transfer, LLC to provide subscription agent services for the Unit Subscription Rights and Series Rights with respect to the Rights Offering.

Independent Director Stock Issuance

On December 12, 2025, pursuant to the director agreement entered into with each of our independent directors in January 2025, our Board granted 15,000 shares of our common stock to each of our independent director as compensation for their services.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Common stock outstanding	20,683,095 shares (1)

Common stock offered by the Company	1,366,442 shares issuable upon the exercise of outstanding Warrants.

Description of Warrants	The Warrants have an exercise price of $7.00 per share and expire February 19, 2026

Use of proceeds	The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $9.6 million; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and other general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

Nasdaq symbols	Our common stock and the Warrants are listed on the Nasdaq Capital Market under the symbols “AMPG” and “AMPGW,” respectively.

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section in the Form 10-K and subsequently filed Quarterly Reports on Form 10-Q incorporated herein by reference before deciding whether or not to invest in common stock.

(1)	As of December 19, 2025, we had 20,683,095 shares of common stock outstanding. This number excludes the following:

●	1,263,125 shares of common stock issuable upon exercise of stock options granted under the Amended and Restated 2020 Equity Plan (“Equity Plan”), which are outstanding as of December 19, 2025 and subject to vesting and of which have a weighted-average exercise price of $2.30;
●	3,473,392 shares of common stock reserved for future issuance under the Equity Plan;
●	3,296,942 shares of common stock issuable upon the exercise of the warrants outstanding (which includes the Warrants) as of December 19, 2025, at a weighted average exercise price of $7.83 per share; and
●	shares of common stock that may be issued under the Rights Offering.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts..

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $9.6 million; however, we are unable to predict the timing or amount of potential Warrant exercises. We currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate. Pending any specific application, we may initially invest funds in short-term marketable securities. It is possible that some, or all, of the Warrants may expire and never be exercised.

PLAN OF DISTRIBUTION

We will issue shares of common stock offered hereby upon exercise of the Warrants. As of the date of this prospectus, the Warrants are exercisable for a total of up to 1,366,442 shares of our common stock, which can be adjusted pursuant to the terms of the Warrants. We will not issue fractional shares upon exercise of the Warrants. Each of the Warrants contains instructions for exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

DESCRIPTION OF SECURITIES

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) and amended and restated by-laws (“Bylaws”), which are incorporated by reference to the registration statement of which this prospectus forms a part. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of blank check preferred stock, $0.001 par value per share. As of December 19, 2025, there were 20,683,095 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There is no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Exchange Listing

Our common stock is listed on Nasdaq Capital Market under the symbol “AMPG.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC.

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Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as is determined by the Board, which may include, among others, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange and with such adjustments, if any; or (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock.

Our stockholders have granted the Board authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

Anti-Takeover Effects of Some Provisions of Nevada Law

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our Company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

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The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Warrants

The following summary of certain terms and provisions of the Warrants exercisable for the common stock offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to February 19, 2026. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $7.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The Warrants are listed on the Nasdaq Capital Market under the symbol “AMPGW”.

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Warrant Agent; Global Certificate. The Warrants were issued in registered form under a warrant agent agreement between our then warrant agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Our current warrant agent is VStock Transfer LLC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

LEGAL MATTERS

The validity of the common stock offered hereby is passed upon for us by Lewis Brisbois Bisgaard & Smith, LLP, San Francisco, CA.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the common stock offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the common stock being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website at http://www.sec.gov. These documents may also be accessed on our website at www.amplitech.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025, for the quarterly period ended June 30, 2025 filed with the SEC on August 14, 2025, and for the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2025, March 24, 2025, March 31, 2025, April 30, 2025; July 22, 2025, October 30, 2025; November 12, 2025, December 11, 2025, and December 15, 2025;

●	our definitive proxy statement on Schedule 14A, filed with the SEC on October 15, 2025, and supplemented on November 3, 2025; and

●	our Form 8-A12B, filed with the SEC on February 16, 2021; and

●	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on March 31, 2025).

All reports and other documents that we subsequently file with the SEC (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of our common stock pursuant to this prospectus and (2) the date we stop offering our common stock pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock described in this Post-Effective Amendment No. 2.

SEC registration fee	$753.20	*
Accounting fees and expenses	$4,500
Legal fees and expenses	$20,000
Miscellaneous	$1,000
Total	$26,253.20

* Previously paid.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on December 22, 2025.

AMPLITECH GROUP, INC.

By:	/s/ Fawad Maqbool
Fawad Maqbool
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Fawad Maqbool and Louisa Sanfratello, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ Fawad Maqbool	President, Chief Executive Officer and Chairman of the Board of Directors	December 22, 2025
Fawad Maqbool	(Principal Executive Officer)

/s/ Louisa Sanfratello	Chief Financial Officer and Director	December 22, 2025
Louisa Sanfratello	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Lee	Director	December 22, 2025
Andrew Lee

/s/ Daniel Mazziota	Director	December 22, 2025
Daniel Mazziota

/s/ Shailesh Modi	Director	December 22, 2025
Shailesh Modi

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement (incorporated by reference to 8-K filed February 19, 2021)
3.1	Amended and Restated Articles of Incorporation of AmpliTech Group, Inc. (incorporated by reference to the Current Report on Form 8-K filed on December 28, 2020)
3.2	Amended and Restated Bylaws of AmpliTech Group, Inc. (incorporated by reference to the Current Report on Form 8-K filed on December 28, 2020)
3.3	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation (incorporated by reference to the Current Report on Form 8-K filed on December 28, 2020)
3.4	Certificate of Amendment, filed with the Secretary of State of Nevada (incorporated by reference to the Current Report on Form 8-K filed on February 19, 2021)
3.5	Certificate of Correction, filed with the Secretary of State of Nevada (incorporated by reference to the Current Report on Form 8-K filed on February 19, 2021)
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to 8-K filed on February 19, 2021)
4.2	Warrant Agency Agreement dated February 14, 2024 by and between AmpliTech Group, Inc. and VStock Transfer LLC (incorporated by reference to the Annual Report on Form 10-K filed on April 1, 2024)
5.1*	Opinion of Lewis Brisbois Bisgaard & Smith LPP
23.1*	Consent of Sadler, Gibb & Associates, LLC
23.2*	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in the Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*	Filed herewith

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